                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549


                                  Form 8-K


                               CURRENT REPORT

                          Pursuant to Section 13 of
                     the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) March 1, 1998

                            Owens-Illinois, Inc.
--------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


      Delaware                     1-9576                 22-2781933
   ---------------               -----------         -------------------
   (State or other               (Commission             (IRS Employer
   jurisdiction of                File No.)          Identification No.)
   incorporation)


                         Owens-Illinois Group, Inc.
--------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)

       Delaware                    33-13061                34-1559348
   ---------------               -----------         -------------------
   (State or other               (Commission             (IRS Employer
   jurisdiction of                File No.)          Identification No.)
   incorporation)


      One SeaGate, Toledo, Ohio                              43666
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   (Address of principal executive offices)               (Zip code)

      Registrants' telephone number,
        including area code:                             419-247-5000






                            Exhibit Index -- Page 4


                               Page 1 of 6 pages
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Item 5.     Other Events.

            On March 1, 1998, Owens-Illinois, Inc. issued a press release announcing the signing of a definitive agreement to acquire the worldwide glass and plastic packaging businesses of BTR Plc in an all-cash transaction valued at US$3.6 billion. The transaction will be financed initially by bank borrowings. Promptly after closing, Owens-Illinois intends to refinance part of the bank borrowings by issuing a combination of public debt and equity securities, with the objective of maintaining its debt-to-capital ratio at approximately current levels. The transaction, which is subject to the approval of BTR's shareholders and customary regulatory approvals, is scheduled to close in the second quarter of 1998. The press release is set forth as
Exhibit 99 hereto.


Item 7.    Financial Statements and Exhibits.

      (c)  Exhibits

           Exhibit 99 - Owens-Illinois press release dated March 1, 1998.

































                              Page 2 of 6 pages
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                                 SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.



                                   OWENS-ILLINOIS, INC.
                                   OWENS-ILLINOIS GROUP, INC.


                                   By   /s/  Lee A. Wesselmann
                                        ---------------------------
                                        Senior Vice President and
                                         Chief Financial Officer
                                       (Principal Financial Officer)



Dated:   March 2, 1998































                              Page 3 of 6 pages
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                                EXHIBIT INDEX


Exhibit
Number                             Exhibit                           Page

99          Owens-Illinois press release dated                       5
            March 1, 1998













































                              Page 4 of 6 pages